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                                                                       EXHIBIT 5

            OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP

                                April 24, 2001


iAsiaWorks, Inc.
555 Airport Blvd., Suite 300
Burlingame, CA 94010

     Re: iAsiaWorks, Inc. - Registration Statement for Offering of an Aggregate of 1,981,592 Shares of Common Stock
          ------------------------------------------------------------

Dear Ladies and Gentlemen:

     We have acted as counsel to iAsiaWorks, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an additional 1,783,433 shares of the Company's common stock authorized for issuance under the Company's 2000 Stock Incentive Plan and an additional 198,159 shares of the Company's common stock authorized for issuance under the Company's Employee Stock Purchase Plan (collectively, the "Plans"). The foregoing shares of common stock authorized for issuance under the Plans shall be hereinafter referred to as the "Shares."

     This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

     We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment and implementation of the Plans. Based on such review, we are of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to (a) the provisions of stock option agreements duly authorized under the Company's 2000 Stock Incentive Plan and in accordance with the Registration Statement, or (b) duly authorized direct stock issuances under the Company's 2000 Stock Incentive Plan effected in accordance with the Registration Statement, or (c) duly authorized stock purchase rights issued under the Company's Employee Stock Purchase Plan effected in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

     This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plans or the Shares.


                                 Very truly yours,

                                 /s/ Brobeck, Phleger & Harrison LLP

                                 BROBECK, PHLEGER & HARRISON LLP